                                                                    EXHIBIT 10.4

                        EXECUTIVE SEVERANCE AGREEMENT

     AGREEMENT, made this 21st day of August, 1995, between Steven Covert ("Executive") and Success National Bank, a national banking association organized under the laws of the United States of America (the "Bank").

                              W I T N E S S E T H

     WHEREAS, the Bank wishes to assure itself of continuity of management in the event of any actual or threatened change in the control of the Bank; and

     WHEREAS, the Bank believes it is important that Executive be able to assess and advise the Bank whether supporting a change in control would be in the best interests of the Bank and its shareholders without being influenced by the uncertain effect of such a change upon Executive's role with the Bank; and

     WHEREAS, Executive has been employed by the Bank as its Executive Vice President and Chief Financial Officer;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

      1. Qualifying Terminations.

      In the event

         a. Executive's employment is terminated during the period of five (5) years from the date hereof, either

                   (1) by the Bank without Cause, or

                   (2) by Executive for Good Reason,

 (each as hereinafter defined), and

         b. the conditions of Section 2 hereof have then been satisfied; and

         c. in the event

            (1) there has been a Change of Control, occurring within six (6) months of such termination, the Bank shall pay Executive Severance Pay as provided in Section 4(a) hereof; or

            (2) there has not been a Change of Control, but the person who on this date is the Bank's Chief Executive Officer no longer serves the Bank in that position, as its Chairman of the Board or as Chairman of the Executive Committee, the Bank shall pay Executive Severance Pay as provided in Section 4(b) hereof.

     2. Other Conditions.

     As an additional condition to the payment of any Severance Pay, Executive's employment must not have been terminated by Executive voluntarily (except with Good Reason) or by the Bank for Cause prior the effective date of a qualifying termination set forth in Section 1 hereof. For the purposes of this Agreement,

        a. "Cause" shall mean any act of Executive or failure to act which constitutes:

           (1) gross negligence having a material adverse effect upon the financial condition or results of operations of the Bank in connection with the performance by Executive of his duties and responsibilities;

           (2) fraud, embezzlement or breach of trust;

           (3) conviction of a felony; or

           (4) the failure or refusal to perform all or any of Executive's material duties and responsibilities for the Bank,

        b. "Good Reasons" shall mean:

           (1) the assignment to Executive of any material duties, authority or responsibilities inconsistent with Executive's position of Executive Vice President and Chief Financial Officer (including status, offices, titles and reporting requirements), or any other action by the Bank which results in a diminishment in such position, authority, duties or responsibilities, provided that Executive shall have first given written notice to the Chief Executive Officer of the Bank of any such action by the Bank, and such action shall not have been rescinded or otherwise cancelled within fifteen (15) days thereof;

           (2) any reduction of Executive's base annual salary or the Bank's provision of an automobile; or

           (3) Executive being required to report to a location, as his principal place of work, other than in Lake County, Illinois or Cook County, Illinois.

      3. Extension or Renewal.

      The parties may subsequently agree to extend the duration of this Agreement beyond the five (5) year period set forth in Section 1 hereof. In the event (a) no mutually agreeable extension or renewal agreement has been made by the date which is four (4) years from the date hereof, (b) Executive's employment is terminated during the fifth year of such five (5) year period, by

Executive or the Bank, without Cause; and (c) a Change of Control occurs within six (6) months of the termination of Executive's employment, Severance Pay shall be payable to Executive as set forth in Section 4(a) hereof.

      4. Severance Pay.

         a. Upon Change of Control. The amount payable by the Bank to Executive in the event of a qualifying termination as provided in Section l(c)(1) herein, subject to the limitations of Section 5, shall be a lump sum equal to 300% of Executive's highest annual base salary in effect at any time prior to termination of his employment.

         b. Without a Chance of Control. The amount payable by the Bank to Executive in the event of a qualifying termination as provided in Section l(c)(2) herein, subject to the limitations of Section 5, shall be a lump sum equal to 200% of Executive's highest annual base salary in effect at any time prior to termination of his employment.

      5. Limitation of Amount.

      Notwithstanding any other provision of this Agreement, the payments or benefits to which Executive will be entitled under this Agreement will be reduced to the extent necessary so that Executive will not be liable for the federal excise tax levied on certain "excess parachute payments" under section 4999 of the Internal Revenue Code.

      6. Change of Control.

      A "Change of Control" shall mean the occurrence of any one of the following events:

         a. any person or entity, including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (other than an existing shareholder or any subsidiary or affiliate thereof so long as such subsidiary or affiliate remains a subsidiary or affiliate, as the case may be, of such existing shareholder), becoming the beneficial owners, as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of fifty percent (50%) or more of the total combined voting power of all classes of capital stock of the Bank ordinarily entitled to vote for the election of directors of the Bank; or

         b. the Board of Directors of the Bank or its shareholders approving (in one transaction or a series of transactions) the sale of all or substantially all of the property or assets of the Bank; or

         c. the Board of Directors of the Bank or its shareholders approving a consolidation or merger of the Bank with another corporation, the consummation of which would result in the occurrence of an event described in clause a. above; or

         d. during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board of Directors
(including for this purpose any new director whose election or nomination for election by the Bank's stockholders was approved by a vote of at least two-thirds of the directors then in office) cease for any reason to constitute at least a majority of the Board of Directors.

      7. General Provisions.

         a. The provisions of this Agreement shall be binding upon and shall inure to the benefit of Executive, his executors, administrators, legal representatives and assigns, and the Bank and its successors.

         b. The validity, interpretation and effect of this Agreement shall be governed by the laws of Illinois.

         c. No right or interest to or in any payments shall be assignable by Executive.

         d. Beginning on the date of a Change of Control, this Agreement shall govern Executive's employment and compensation by the Bank and the other matters referred to herein, and any other employment or severance agreement, arrangement or policy otherwise applicable to the Executive shall be superseded by this Agreement.

         e. Both parties acknowledge that this Agreement is not intended to create a promise or contract of employment for any specified period of time, and the employment relationship between the parties may be terminated by either party, with or without notice and with or without cause.

         f. No amendment, change or modification of this Agreement may be made except in writing, signed by both parties.

         g. In the event a Change of Control occurs within six months after Executive's employment has terminated, the Bank shall give Executive written notice of such Change of Control within 30 days thereof.

     IN WITNESS WHEREOF, Success National Bank and Executive have each caused this Agreement to be duly executed and delivered as of the date set forth above.
                                 SUCCESS NATIONAL BANK

                                 By: /s/ Saul D. Binder
                                    --------------------------

                                    --------------------------
                                    Executive